EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related prospectus of VocalTec Communications Ltd. for the registration of its 1,359,050 ordinary shares. We also consent to the incorporation by reference therein of our report dated April 18, 2006 with respect to the consolidated financial statements of VocalTec Communications Ltd. for the year ended December 31, 2005 included in the Annual Report Form 20-F for 2005 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel                                KOST FORER GABBAY and KASIERER
June 9, 2006                                    A Member of Ernst & Young Global